exhibit 99.1

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                              FONAR CORPORATION

For Immediate Release                              FONAR Corporation NASDAQ-FONR

Contact:    Daniel  Culver                         110       Marcus        Drive
Director of Communications                         Melville,   New  York   11747
Web site:    www.fonar.com                         Telephone:   (631)   694-2929
Email:  investor@fonar.com                         Fax Number:  (631)   390-1709
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             FONAR ANNOUNCES YEAR-END FISCAL 2011 FINANCIAL RESULTS
     AND A $6.4 MILLION INCREASE IN INCOME FROM OPERATIONS TO $3.8 MILLION

MELVILLE,  NEW YORK,  October 3, 2011 - FONAR  Corporation   (NASDAQ-FONR),  The
Inventor of MR Scanning(TM), has announced its financial results for the fiscal 2011 year which ended June 30, 2011.

Raymond V. Damadian, President and Chairman of Fonar Corporation, said, "We have worked hard in this difficult economic environment to have five straight quarters of profitability and we are hopeful to continue. A main reason is that the FONAR UPRIGHT(R) (STAND-UP(R)) MRI, with its many advantages, including Correlated Slice Profile Imaging (CSP(TM)), has resulted in dramatic increases in scans performed at the scanning centers we manage and an increase in our management fees. We can only expect more good things to happen to FONAR."

Statement of Operations Items

Total net income for the year ended June 30, 2011 increased $6.2 million to $3.2 million, from a net loss of $3.0 million for the year ended June 30, 2010.

Income from operations increased $6.4 million to $3.8 million for the year ended June 30, 2011, from a loss of $2.6 million for the year ended June 30, 2010.

For the year ended June 30, 2011, the basic net income per common share was $0.56 and the diluted net income per common share was $0.55. This compares to a basic and diluted net loss per common share of $0.61 for the year ended June 30, 2010.

For the year ended June 30, 2011, total revenues increased 4 % to $33.1 million as compared to $31.8 million for the year ended June 30, 2010.

For the year ended June 30, 2011, total costs related to revenues decreased to $18.5 million from $18.6 million for the year ended June 30, 2010.

Balance Sheet Items

Total assets increased 46% to $31.6 million for the year ended June 30, 2011 as compared to the previous fiscal year with total assets of $21.6 million.

At June 30, 2011, total cash and marketable securities were $9.3 million, total current assets were $22.5 million, total current liabilities were $23.1 million, and total long-term liabilities were $2.6 million. Also, total stockholders' Equity was $5.9 million, for the year ended June 30, 2011.

The increase in cash is attributable, in part, to a private placement of equity, in May 2011, which consisted of Preferred Class A interests in a new limited liability company, IMPERIAL Management Services, LLC ("IMPERIAL"). HMCA (Health Management Corporation of America) contributed its assets and liabilities to IMPERIAL and retained all of the Class B membership interests holding a 75% equity interest in IMPERIAL. For convenience, we refer to our scanning center management business as "HMCA-IMPERIAL."

See the accompanying tables for more details.

Management Discussion

Dr. Damadian said, "Fiscal 2011 was a big improvement over the previous fiscal year. Fiscal 2010 had been a period of retrenchment as the Company began to focus on its MRI center management business which is conducted through HMCA-IMPERIAL. We have now seen FONAR become a new diverse company, one that is profitable and successful in both of its segments.

It is especially rewarding to see the huge improvement in HMCA-IMPERIAL," said Dr. Damadian. "During Fiscal 2011 the average number of scans per month for each of the ten centers increased to 302 from 266 the previous fiscal year, a 14 % increase. This helped to raise revenues for HMCA-IMPERIAL from $11.1 million for the year ended June 30, 2010, to $15.3 million, for the year ended June 30, 2011. It is remarkable that this occurred while costs and expenses related to revenues were flat. This trend is continuing as scans for the months of July and August have averaged 350."

Dr. Damadian concluded, "The UPRIGHT(R) MRI is a leader in its field. It is second to none when it comes to diagnosing the spine. CSP(TM), our new method that displays the dynamic nature of a patient's pathology on one sheet of paper, is being well received by physicians. Correlated Slice Profile (CSP(TM)) Imaging can be done for most spine patients. The patient having the spine scan is scanned in the four positions of Upright(R)-neutral, Upright(R)-flexion, Upright(R)-extension, and traditional recumbent. At the conclusion of the scan, the MRI technologist selects a center-slice sagittal view from each of the four positions. The four image positions are then displayed side by side. In this way, one can quickly comprehend how a patient's pathology changes from position to position within the same anatomic slice. This multi- position weight-bearing imaging of the spine enables the patient's physician to see ALL of the patient's symptom-generating pathology so they can be CORRECTLY addressed therapeutically or surgically (if necessary)."

Dr. Damadian exclaimed, "I believe that inevitably, an increase in the sale of scans will result in an increase in the sale of scanners."

Significant Highlights

As of June 30, 2011, FONAR had installed 151 FONAR UPRIGHT(R) Multi-Position(TM) MRI scanners. The most recent installation was in Greece and was the first FONAR UPRIGHT(R) Multi- Position(TM) MRI installed in Greece.

Among new customers for the FONAR UPRIGHT(R) Multi- Position(TM) MRI was a physician practice of radiologists and neurosurgeons located in the Northeast section of the U.S. It will be part of a newly-constructed 75,000 sq. ft. state-of-the-art neuroscience spine institute where it will be the hallmark of their goal of becoming a center of excellence in spine care.

The peer-reviewed, medical journal "Brain Injury", in its July, 2010 edition, published a very significant study of 1200 neck pain patients comparing the FONAR UPRIGHT(R) Multi-Position(TM) MRI to a conventional recumbent MRI and the ability to diagnose whiplash trauma from a motor vehicle accident. The title of the article is: `A case-control study of cerebellar tonsillar ectopia (Chiari) and head/neck trauma (whiplash).'

The 1200 neck pain patients were divided into 4 groups, consisting of 2 control neck pain groups that did not experience whiplash trauma and 2 neck pain groups that did. The radiologists who read the study images were blinded as to which images were the patient images and which were the control images. The patients were examined in both the upright and recumbent positions. The recumbent MRI images were obtained in a conventional recumbent-only MRI and the upright images were obtained in the FONAR UPRIGHT(R) Multi- Position(TM) MRI.

The study, as presented in "Brain Injury", showed that the `fallen' cerebellar tonsillar ectopia (CTE) caused by motor vehicle whiplash injuries was being missed 60% of the time when the patient was scanned laying down in a conventional recumbent-only MRI. The study reported that the whiplash injuries, 1,000,000 of which occur each year in the U.S., were satisfactorily detected when the patients were scanned upright in the FONAR UPRIGHT(R) Multi-Position(TM) MRI. As a result of this study, the medical evidence indicates that the `fallen' cerebellar tonsillar ectopias of a whiplash injury patient can now be reliably detected and visualized and not MISSED using the FONAR UPRIGHT(R) Multi-Position(TM) MRI. For more details, visit:
(www.fonar.com/news/072110.htm).

Another new customer, located in Central California, purchased the FONAR UPRIGHT(R) Multi-Position(TM) MRI because of their dedication to being a center of excellence for the spine. One of the physicians, Hoorman M. Melamed, MD, FAOOS, a board certified orthopaedic spine surgeon, and a principal at the Bakersfield UPRIGHT MRI Center, said, "Selection of the FONAR UPRIGHT(R) Multi-Position(TM) MRI for our group was a very careful and deliberate decision. We recognize that the UPRIGHT(R) MRI offers capabilities beyond that of a recumbent-only MRI. The UPRIGHT(R) MRI allows for scanning patients weight-bearing and the dynamic positions of flexion and extension. This allows us to see and evaluate the patient's spine pathology under load and thus enabling us to avoid underestimating a patient's pathology and therefore obtaining a better diagnosis."

About FONAR

FONAR (NASDAQ:FONR) was incorporated in 1978, making it the first, oldest and most experienced MRI company in the industry. FONAR introduced the world's first commercial MRI in 1980, and went public in 1981. Since its inception, nearly 300 recumbent-OPEN MRIs and 151 UPRIGHT(R) Multi- Position(TM) MRI scanners have been installed worldwide. FONAR's stellar product line includes the UPRIGHT(R) MRI (also known as the STAND- UP(R) MRI), the only whole-body MRI that performs Position(TM) imaging (pMRI(TM)) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT(R) MRI often sees the patient's problem that other scanners cannot because they are lie-down only. The patient-friendly UPRIGHT(R) MRI has a near zero claustrophobic rejection rate by patients. As a FONAR customer states, "If the patient is claustrophobic in this scanner, they'll be claustrophobic in my parking lot." Approximately 85% of patients are scanned sitting while they watch a 42" flat screen TV. FONAR is headquartered on Long Island, New York.


            For investor and other information visit: www.fonar.com

UPRIGHT(R) and STAND-UP(R) are registered trademarks and The Inventor of MR Scanning(TM), Multi-Position(TM), pMRI(TM), Dynamic(TM), Full Range of Motion(TM), True Flow(TM), The Proof is in the Picture(TM), Spondylography(TM), Spondylometry(TM) Landscape(TM), CSP(TM) and Upright Radiology(TM) are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

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                       FONAR CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                     ------

                                                               June 30,
                                                      --------------------------
                                                          2011          2010
                                                      ------------  ------------
Current Assets:
  Cash and cash equivalents                           $ 9,251,244   $ 1,299,493
  Marketable securities                                    32,531        27,613
  Accounts receivable - net of allowances for
    doubtful accounts of $1,777,794 and $2,289,049
    at June 30, 2011 and 2010, respectively             5,263,903     4,820,541
  Medical receivables - net of allowances for
    doubtful accounts of $1,622,000
    at June 30, 2011 and at June 30, 2010                    -           25,225
  Management and other fees receivable - net of
    allowances for doubtful accounts of $6,508,345
    and $5,808,345 at June 30, 2011 and 2010,
    respectively                                        3,308,456     2,568,526
  Management and other fees receivable - related
    medical practices - net of allowances for
    doubtful accounts of $403,047 and $1,129,818 at
    June 30, 2011 and 2010, respectively                1,668,880     1,921,983
  Costs and estimated earnings in excess of
    billings on uncompleted contracts                     169,443       277,384
  Inventories                                           2,400,240     2,826,211
  Current portion of advances and notes to related
    medical practices - net of allowance for
    doubtful accounts of $264,791 at June 30, 2011
    and at June 30, 2010                                     -           83,423
  Current portion of note receivable - net of
    allowances for doubtful accounts of
    $65,000 and $115,000 at June 30, 2011 and at
    June 30, 2010, respectively                           114,058       271,796
  Prepaid expenses and other current assets               351,906       552,800
                                                      ------------  ------------
      Total Current Assets                             22,560,661    14,674,995

Property and Equipment - Net                            3,769,424     2,108,556

Notes Receivable                                          358,769          -

Other Intangible Assets - Net                           4,318,311     4,291,419

Other Assets                                              573,509       553,875
                                                      ------------  ------------
      Total Assets                                    $31,580,674   $21,628,845
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                       FONAR CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                   LIABILITIES
                                   -----------

                                                               June 30,
                                                      --------------------------
                                                          2011          2010
                                                      ------------  ------------
Current Liabilities:
  Current portion of long-term debt and
    capital leases                                    $ 2,025,836  $    579,436
  Current portion of long-term debt - related
     party                                                 -             87,835
  Accounts payable                                      2,187,115     3,191,960
  Other current liabilities                             8,236,105     8,065,069
  Unearned revenue on service contracts                 5,762,394     5,219,547
  Customer advances                                     4,845,794     4,813,327
  Billings in excess of costs and estimated
    earnings on uncompleted contracts                       4,045     2,743,398
  Income tax payable                                       75,000         -
                                                      ------------  ------------
      Total Current Liabilities                        23,136,289    24,700,572
                                                      ------------  ------------
Long-Term Liabilities:
  Accounts payable                                        102,000        62,622
  Due to related medical practices                        228,267       527,891
  Long-term debt and capital leases, less
    current portion                                     1,746,286     1,566,622
  Long-term debt, less current
    portion - related party                                 -            72,341
  Other liabilities                                       502,018       474,763
                                                      ------------  ------------
      Total Long-Term Liabilities                       2,578,571     2,704,239
                                                      ------------  ------------
      Total Liabilities                                25,714,860    27,404,811
                                                      ------------  ------------
Commitments, Contingencies and Other Matters

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                       FONAR CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                        STOCKHOLDERS' EQUITY (DEFICIENCY)
                        --------------------------------

                                                               June 30,
                                                      --------------------------
                                                          2011          2010
                                                      ------------  ------------
Stockholders' Equity (Deficiency):
  Class A non-voting preferred stock - $.0001
    par value; authorized - 453,000 and 1,600,000
    shares at June 30, 2011 and 2010, respectively;
    issued and outstanding - 313,451 shares
    at June 30, 2011 and 2010                         $        31   $        31
  Preferred stock - $.001 par value;
    authorized - 567,000 and 2,000,000 shares
    at June 30, 2011 and 2010, respectively;
    issued and outstanding - none                            -             -
  Common stock - $.0001 par value; authorized -
    8,500,000 and 30,000,000 shares at
    June 30, 2011 and 2010, respectively;
    issued - 5,636,571 and 4,985,850 shares
    at June 30, 2011 and 2010, respectively;
    outstanding - 5,624,928 and 4,974,207
    shares at June 30, 2011 and 2010, respectively            562           497
  Class B common stock (10 votes per share) -
    $.0001 par value; authorized - 227,000 and
    800,000 shares at June 30, 2011 and 2010,
    respectively; issued and outstanding - 158
    shares at June 30, 2011 and 2010                        -             -
  Class C common stock (25 votes per share) -
    $.0001 par value; authorized - 567,000 and
    2,000,000 shares at June 30, 2011 and 2010,
    respectively; issued and outstanding -
    382,513 shares at June 30, 2011 and 2010                   38            38
  Paid-in capital in excess of par value              173,476,059   172,379,863
  Accumulated other comprehensive loss                    (16,179)      (18,489)
  Accumulated deficit                                (174,110,439) (177,271,349)
  Notes receivable from employee stockholders            (115,305)     (191,167)
  Treasury stock, at cost - 11,643 shares
    of common stock at June 30, 2011 and 2010            (675,390)     (675,390)
  Non controlling interests                             7,306,437         -
                                                      ------------  ------------
      Total Stockholders' Equity (Deficiency)           5,865,814    (5,775,966)
                                                      ------------  ------------
      Total Liabilities and Stockholders'
        Equity (Deficiency)                           $31,580,674   $21,628,845
                                                      ============  ============


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                       FONAR CORPORATION AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF OPERATIONS/INCOME

                                                               June 30,
                                                      --------------------------
                                                          2011          2010
                                                      ------------  ------------
Revenues
  Product sales - net                                 $ 6,682,297   $ 9,056,307
  Service and repair fees - net                        10,936,839    10,864,927
  Service and repair fees - related
    parties - net                                         192,500       220,000
  Management and other fees                            10,170,086     7,302,216
  Management and other fees - related
    medical practices - net                             5,154,673     3,786,612
  License fees and royalties                                -           585,493
                                                      ------------  ------------
      Total Revenues - Net                             33,136,395    31,815,555
                                                      ------------   -----------
Costs and Expenses
  Costs related to product sales                        5,768,601     7,248,756
  Costs related to service and repair fees              2,936,435     3,026,598
  Costs related to service and repair fees
    - related parties                                      51,684        61,284
  Costs related to management and other fees            6,781,638     5,320,756
  Costs related to management and other fees
    - related medical practices                         2,941,192     2,962,826
  Research and development                              1,440,032     2,458,342
  Selling, general and administrative, inclusive of
    compensatory element of stock issuances of
    $204,486 and $99,269 for the years ended
    June 30, 2011 and 2010, respectively                8,462,335    11,939,223
  Provision for bad debts                                 963,009     1,378,500
                                                      ------------  ------------
      Total Costs and Expenses                         29,344,926    34,396,285
                                                      ------------  ------------
      Income (Loss) from Operations                     3,791,469    (2,580,730)

Other Income and (Expenses):
  Interest expense                                       (514,703)     (313,416)
  Interest expense - related parties                     (  3,829)      (74,486)
  Investment income                                       226,610       249,290
  Interest income - related parties                         1,564        10,926
  Other (expense) income - net                           (116,617)       45,674
  Loss on note receivable                                    -         (350,000)
                                                      ------------  ------------
 Income (Loss) Before Provision For
  Income Taxes and Non Controlling Interests            3,384,494    (3,012,742)

Provision for Income Taxes                                 75,475          -
                                                      ------------  ------------
Net Income (Loss)                                     $ 3,309,019   $(3,012,742)

Net Income - Non Controlling Interests                   (148,109)         -
                                                      ------------  ------------
Net Income (Loss) - Controlling Interests             $ 3,160,910   $(3,012,742)
                                                      ============  ============